Exhibit 1.2


THE COMPANIES ACTS

PUBLIC COMPANY LIMITED BY SHARES









MEMORANDUM OF ASSOCIATION

OF

XENOVA GROUP PLC

(As amended by a Special Resolution passed on 22 December 2003)









Registered Number:       02698673

Incorporated:            19 March 1992



Simmons & Simmons

CityPoint   One Ropemaker Street   London EC2Y 9SS
T  020 7628 2020   F  020 7628 2070   DX Box No 12

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THE COMPANIES ACT 1985


PUBLIC COMPANY LIMITED BY SHARES


MEMORANDUM OF ASSOCIATION

of

XENOVA GROUP PLC



1.   The name of the Company is "Xenova Group plc"1

2.   The Company is a public company2.

3.   The registered office of the Company will be situate in England.

4.   The objects for which the Company is established are:-

     (A) (i) to acquire and hold by way of investment or otherwise to deal in or exploit in such manner as may from time to time be considered expedient, either in the name of the Company or that of any nominee, all or any part of the shares, stocks, debenture stocks, debentures or other interests of or in any company wherever incorporated or carrying on business, and whether or not fully paid up, and to subscribe or otherwise acquire the same in such manner and subject to such terms and conditions (if any) as may be thought fit and to exercise and enjoy all rights, powers and privileges and fulfil the obligations conferred or imposed by or incident to the ownership of any such shares, stocks, debenture stocks, debentures or other interests;

          (ii) to control and co-ordinate the policy, activities and administration, and to promote the beneficial co-operation, of any subsidiary companies or any other companies in which the Company is or may be interested and to make or do, or assist in making or doing, such arrangements and things as may be considered desirable and with a view to causing the business of any such companies to be carried on economically and profitably and to promote the success thereof.

     (B) To carry on business as a general commercial company and to carry on any trade or business whatsoever.

----------------------

1 The Company was incorporated on 19th March, 1992 under the name "Trushelfco (No. 1796) Limited" and its name was changed to "Xenova Group Limited" on 22nd May, 1992 pursuant to a Special Resolution passed on 22nd May, 1992 and its name was subsequently changed to "Xenova Group plc" on 23rd October, 1992 pursuant to a Special Resolution passed on 23rd October, 1992.

2 The Company was re-registered as a public limited company on 23rd October, 1992 pursuant to a Special Resolution passed on 23 October, 1992.

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     (C)  To manufacture, process, import, export, deal in and store any goods and other things and to carry on the business of manufacturers, processors, importers, exporters and storers of and dealers in any goods and other things.

     (D) To acquire and exploit lands, mines and mineral rights and to acquire, explore for and exploit any natural resources and to carry on any business involving the ownership or possession of land or other immovable property or buildings or structures thereon and to construct, erect, install, enlarge, alter and maintain buildings, plant and machinery and to carry on business as builders, contractors and engineers.

     (E) To provide services of all descriptions and to carry on business as advisers, consultants, brokers and agents of any kind.

     (F) To advertise, market and sell the products of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind.

     (G) To provide technical, cultural, artistic, educational, entertainment or business material, facilities or services and to carry on any business involving any such provision.

     (H) To lend money, and grant or provide credit and financial accommodation, to any person and to deposit money with any person and to carry on the business of a banking, finance or insurance company.

     (I) To invest money of the Company in any investments and to hold, sell or otherwise deal with such investments, and to carry on the business of a property or investment company.

     (J) To enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same.

     (K) To borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

     (L) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

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     (M)  To amalgamate or enter into partnership or any profit-sharing arrangement with, and co-operate or participate in any way with or to take over or assume any obligation of, or to assist or subsidise any person.

     (N) To accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

     (O) To apply for and take out, purchase or otherwise acquire any trade and service marks and names, designs, patents, patent rights, inventions and secret processes and to carry on the business of an inventor, designer or research organisation.

     (P) To sell, exchange, mortgage, charge, let, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any or no consideration and in particular (without prejudice to the generality of the foregoing) for any securities or for a share of profit or a royalty or other periodical or deferred payment.

     (Q) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

     (R) To give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustee of any kind and to undertake and execute any trust and any trust business (including the business of acting as trustee under wills and settlements and as executor and administrator).

     (S) To pay all the costs, charges and expenses preliminary or incidental to the promotion, formation, establishment and incorporation of the Company, and to procure the registration or incorporation of the Company in or under the laws of any place outside England.

     (T) To grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Board of Directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes or any

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          associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments towards insurances or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

     (U) To cease carrying on or wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

     (V) To distribute any of the property of the Company among its creditors and Members in specie or kind.

     (W) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

     (X) To carry on any other business or activity and do anything of any nature which in the opinion of the Board of Directors of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property or assets or otherwise to advance the interests of the Company or of its Members.

     (Y) To do all such other things as in the opinion of the Board of Directors of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.

     AND it is hereby declared that "company" in this clause, except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, "person" shall include any company as well as any other legal or natural person, "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, "and" and "or' shall mean "and/or' where the context so permits, "other' and "otherwise" shall not be construed ejusdem generis where a wider construction is possible, and the objects specified in the different paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.   The liability of the Members is limited

6. The authorised share capital of the Company is (pound)18,050,602.27 divided into 1,805,060,227 ordinary shares of 1 penny each and the Company shall have the power to divide the original or any increased capital into several classes, and to attach thereto any

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preferential, deferred, qualified or other special rights, privileges, restrictions or conditions.3


----------------------

3 At an Extraordinary General Meeting held on the 12th day of June, 1992 the following Ordinary Resolutions were passed:-

     (i) that the authorised share capital of the Company be increased to (pound)500,100 by the creation of 10,000,000 ordinary shares of 5p each;

     (ii) that each existing share of (pound)1 (whether or not issued) in the Capital of the Company be subdivided into 20 shares of 5p each.

     At an Extraordinary General Meeting held on the 24th day of June, 1992 the following Ordinary Resolution was passed:-

          that the authorised share capital of the Company be increased to (pound)625,000 by the creation of 2,498,000 ordinary shares of 5p each

     At an Extraordinary General Meeting held on the 23rd day of October, 1992 the following Ordinary Resolution was passed:-

          that the authorised share capital of the Company be increased to (pound)2,000,000 by the creation of 19,500,000 ordinary shares of 5p each and 8,000,000 "A" ordinary shares of 5p each.

     At an Extraordinary General Meeting held on the 10th day of March, 1994 the following Ordinary Resolution was passed:-

          that the 32,000,000 ordinary shares of (pound)0.05 each of the Company be and hereby are consolidated and divided into 16,000,000 ordinary shares of (pound)0.10 each and that the 8,000,000 "A" ordinary shares of (pound)0.05 each of the Company be and hereby are consolidated and divided into 4,000,000 "A" ordinary shares of (pound)0.10 each

     At an Extraordinary General Meeting held on the 14th day of July, 1994 the following Ordinary Resolution was passed:-

          that the 4,000,000 "A" ordinary shares of (pound)0.10 each be and are hereby converted pursuant to the share rights contained in the Articles of Association into 4,000,000 Ordinary Shares of (pound)0.10 each.

     At an Extraordinary General Meeting held on the 12th day of November, 1996 the following Special Resolution was passed:-

          that the authorised share capital of the Company be and it is hereby increased from (pound)2,000,000 divided into 20,000,000 ordinary shares of 10p each, to (pound)4,000,000 by the creation of 20,000,000 new ordinary shares of 10p each

     At an Annual General Meeting held on the 21st day of May, 1998 the following Ordinary Resolution was passed:-

          that the authorised share capital of the Company be increased from (pound)4,000,000 to (pound)5,000,000 by the creation of 10,000,000 new ordinary shares of 10p each, forming a single class with the existing ordinary shares of 10p each in the capital of the Company.

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     At an Extraordinary General Meeting held on the 30th day of September, 1998 the following Special Resolution was passed:-

          that the authorised share capital of the Company be hereby increased from (pound)5,000,000 to (pound)7,000,000 by the creation of 20,000,000 ordinary shares of 10p each, forming a single class with the existing ordinary shares of 10p each in the capital of the Company.

     At an Annual General Meeting held on the 11th day of May, 2000 the following Ordinary Resolution was passed:

          that the authorised share capital of the Company be increased from (pound)7,000,000 to (pound)10,000,000 by the creation of 30,000,000 new ordinary shares of 10p each, forming a single class with the existing ordinary shares of 10p each in the capital of the Company.

     At an Extraordinary General Meeting held on the 19th day of March, 2001 the following Ordinary Resolution was passed:-

          that the authorised share capital of the Company be increased from (pound)10,000,000 to (pound)20,000,000 by the creation of 100,000,000 ordinary shares of 10p each, forming a single class with the existing ordinary shares of 10p each in the capital of the Company.

     At an Extraordinary General Meeting held on the 4th day of October, 2002 the following Special Resolution was passed:-

          that the authorised share capital of the Company be increased from (pound)20,000,000 to (pound)30,000,000 by the creation of 100,000,000 ordinary shares of 10p each, forming a single class with the existing ordinary shares of 10p each in the capital of the Company.

     At an Extraordinary General Meeting held on the 1st day of September, 2003 the following Ordinary Resolution was passed:-

          that the authorised share capital of the Company be hereby increased from (pound)30,000,000 to (pound)40,000,000 by the creation of 100,000,000 ordinary shares of 10p each, forming a single class with the existing ordinary shares of 10p each in the capital of the Company.

     At an Extraordinary General Meeting held on the 22nd day of December, 2003 the following Special Resolution was passed:-

          that each issued existing ordinary share of 10p each in the capital of the Company be sub-divided into ten new ordinary shares of 1 penny each of which nine such new ordinary shares be and are hereby converted and redesignated as nine deferred shares of 1 penny each and that each authorised but unissued ordinary share of 10 pence each be and is hereby sub-divided into ten new ordinary shares of 1 penny each.

     At a hearing in the High Court of Justice (Chancery Division) held on the 17th day of March, 2004 an Order was made which was registered by the Registrar of Companies on the 18th day of March, 2004 whereupon it became effective. The minute scheduled to the Order provided that:

          the capital of the Company was by virtue of a special resolution and with the sanction of an Order of the High Court of Justice dated 17 March 2004 reduced from (pound)40,000,000 divided into 1,805,060,227 ordinary shares of (pound)0.01 each and 2,194,939,773 deferred shares of (pound)0.01 each to (pound)18,050,602.27 divided into 1,805,060,227 ordinary shares of (pound)0.01 each.

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

           NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS                     Number of Shares
                                                                                taken by each
                                                                                Subscriber
           -------------------------------------------------------------------------------------


           For and on behalf of                                                 [Sgd. R.A. Reeve]
           TRUCIDATOR NOMINEES LIMITED,
           35 Basinghall Street,
           London EC2V 5DB

           R.A. REEVE                                                           One

           Authorised Signatory

           For and on behalf of                                                 [Sgd. C.A.
           TREXCO LIMITED,                                                      Chandler]
           35 Basinghall Street,
           London EC2V 5DB

           C.A. CHANDLER                                                        One

           Authorised Signatory

           -------------------------------------------------------------------------------------


         DATED the 10th day of March 1992

         WITNESS to the above Signatures:-



                                    [Sgd. W.J. Williams]

                                   35 Basinghall Street,

                                      London EC2V 5DB


           -------------------------------------------------------------------------------------



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